UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TRANS-INDIA ACQUISITION CORPORATION

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TRANS-INDIA ACQUISITION CORPORATION

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

February 18, 2009

To the stockholders of Trans-India Acquisition Corp.:

You are cordially invited to attend a special meeting of stockholders of Trans-India Acquisition Corp. (the “Company”) to be held on March 10, 2009. At this meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company, as contemplated by the Company’s certificate of incorporation, since the Company will not be able to complete an initial business combination within the required time period for it to do so. Upon dissolution, the Company will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its stockholders who own shares of the Company’s common stock issued as part of the units sold in the Company’s initial public offering, who we refer to as the “public stockholders,” their respective pro rata portion of the trust account in which the net proceeds of the Company’s initial public offering were deposited (the “Trust Account”), as contemplated by the Company’s certificate of incorporation and the Company’s initial public offering prospectus. The record date for the special meeting is February 13, 2009. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting.

This meeting is particularly significant because stockholders must approve the Company’s dissolution and liquidation in order for the Company to be authorized to distribute the proceeds held in the trust account to the Company’s public stockholders. It is important that you vote your shares at this special meeting.

The Company was incorporated in Delaware in April 2006 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India. In February 2007, the Company consummated an IPO of its equity securities, from which it derived net proceeds of approximately $88.5 million, including proceeds from the exercise of the underwriters’ over-allotment option. The entirety of the funds raised in the IPO plus amounts raised in a private placement completed prior to the IPO, or $89.9 million, were placed in a trust account. Under the Company’s certificate of incorporation, if it does not complete a business combination on or before February 14, 2009, upon approval of its stockholders, it will dissolve and distribute to stockholders, other than its initial stockholders, the amount in its trust account, less interest previously released to the Company. The Company’s Board of Directors is now proposing the Company’s dissolution and Plan of Liquidation because the Company will not consummate a business combination within the required time frame.

The Plan of Liquidation included as Annex A to the enclosed proxy statement provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to the public stockholders of the principal and accumulated interest (net of taxes), excluding $2,300,000 of interest previously released to the Company, in the Trust Account (including the deferred portion of the underwriters’ discount held in the Trust Account following the consummation of the Company’s initial public offering). The Company’s pre-IPO stockholders who purchased an aggregate of 2,500,000 shares and 200,000 units prior to the Company’s IPO, which includes Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp., Trans-India Investors Limited, Rasheed Yar Khan, Narayanan Vaghul, Bobba Venkatadri, Nalluru Murthy, Craig Colmar and Edmund Olivier, who we refer to collectively as the “initial stockholders,” have waived their interest in any such distribution from the Trust Account and will not receive any of it.

Stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of the Company’s common stock outstanding will be required to approve the dissolution and Plan of Liquidation. The Company’s Board of Directors has unanimously approved the Company’s dissolution, deems it advisable and recommends that you approve the dissolution and Plan of Liquidation. The initial stockholders have agreed to vote in favor of the approval of the

Company’s dissolution. The Company’s Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

As of January 28, 2009, the Company had accrued and unpaid liabilities of approximately $98,400, and cash outside the Trust Account of approximately $194,600, both of which the Company expects to reduce to zero in connection with the winding down of its business. The Company currently has no accrued and unpaid income or other tax obligations relating to the income from the assets in the Trust Account.

In connection with the IPO, Mr. Venkatadri, the Company’s president and chief executive officer and one of its directors, agreed that if the Company is unable to complete a business combination and is required to liquidate, he will indemnify Trans-India for claims made by third parties that are owed money by Trans-India, but only to the extent necessary to ensure that the claims do not reduce the funds in the Trust Account. However, Mr. Venkatadri will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver of rights to the trust account, or as to any claims under the Company’s indemnity of the underwriters in its IPO against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this proxy statement, the Company does not have any material vendors or service providers that have not executed a waiver of rights to the Trust Account with the exception of one vendor in an amount of $35,000. In addition, Narayanan Vaghul, Bobba Venkatadri, Nalluru Murthy, Sarath Naru, Edmund Olivier and Craig Colmar have each agreed to be personally liable, on a several basis, in accordance with their respective beneficial ownership interest in Trans-India prior to the IPO, for ensuring that the proceeds in the Trust Account are not reduced by the claims of any vendor or service provider that is owed money by the Company for services rendered or products sold to the Company. As of the date of the special meeting, the Company does not expect there to be any vendors or service providers that are owed material amounts of money by the Company for services rendered or products sold to the Company. The Company refers to Messrs. Vaghul, Venkatadri, Murthy, Naru, Olivier and Colmar as the “indemnifying persons.”

If the indemnify persons fail to meet their obligations under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the obligations of the indemnifying persons are not collateralized or guaranteed, the Company cannot assure you that the indemnifying persons will perform their obligations, or that public stockholders would be able to enforce these obligations.

After careful consideration of all relevant factors, the Company’s Board of Directors has unanimously determined that the Company’s dissolution is fair to and in the best interests of the Company and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote “FOR” the dissolution and Plan of Liquidation proposal.

The Board also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company’s dissolution.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Very truly yours,

/s/ NARAYANAN VAGHUL
Narayanan Vaghul
Chairman of the Board

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 10, 2009

To the Holders of Common Stock of Trans-India Acquisition Corporation:

NOTICE IS HEREBY given that a special meeting of stockholders of Trans-India Acquisition Corporation (“Trans-India” or the “Company”) will be held at the Company’s offices at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, on March 10, 2009, at 10:00 a.m. (local time). At this important meeting, you will be asked to consider and vote upon the following proposals:

1.    Dissolution and Plan of Liquidation Proposal. To approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement; and

2.    Adjournment Proposal. To authorize the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and the Company’s bylaws, no other business may be transacted at the meeting.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

The “record date” for the special meeting is February 13, 2009. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 14,200,000 shares of the Company’s common stock outstanding, of which 11,500,000 were issued in the Company’s IPO and 2,700,000 were issued to the Company’s pre-IPO stockholders, including its directors and certain of its officers, before the IPO (who we refer to as the “initial stockholders”), and each of which entitles its holder to one vote per proposal at the special meeting. The Company’s warrants do not have voting rights.

This proxy statement is dated February 18, 2009 and is first being mailed to stockholders on or about February 18, 2009.

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company, as contemplated by the Company’s certificate of incorporation.

The following describes briefly the material terms of the Company’s proposed dissolution and Plan of Liquidation. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but does not include all of the information contained herein and may not contain all of the information that is important to you. To understand fully the dissolution and Plan of Liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

If the dissolution is approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	adopt a Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement by board action in compliance with Delaware law;

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establish a contingency reserve for the satisfaction of any known or potential liabilities, consisting of the indemnification obligations of Messrs. Vaghul, Venkatadri, Murthy, Naru, Olivier and Colmar, or the “indemnifying persons,” who each agreed to certain indemnification obligations at the time of the Company’s IPO; and

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pay or adequately provide for the payment of our liabilities, including (i) any existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) the distribution of proceeds of the Trust Account to the Company’s public stockholders in accordance with the Company’s certificate of incorporation.

The Company expects to make a liquidating distribution to the public stockholders from the Trust Account as soon as practicable following the adoption of the Plan of Liquidation by its Board of Directors, which in turn will follow the filing of its certificate of dissolution with the Delaware Secretary of State and stockholder approval of the Company’s dissolution and Plan of Liquidation. The Company expects to file its 2008 federal income tax return after the initial liquidating distribution, and to distribute the expected federal income tax refund in one or more additional liquidating distributions. The Company is currently negotiating with the Company’s creditors regarding the satisfaction of the Company’s other liabilities, which it expects to accomplish, concurrently with the liquidating distributions, through payments made from its remaining cash reserves or through payments from its indemnifying persons.

As a result of the Company’s liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the value of cash or other property distributed to them (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of the Company’s common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and the Company’s dissolution in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ rights in connection with the dissolution and Plan of Liquidation.

Under Delaware law, if the Company distributes to public stockholders the proceeds currently held in the Trust Account, but fails to pay or make adequate provision for its liabilities, each of the Company’s public stockholders could be held liable for amounts due to the Company’s creditors to the extent of the stockholder’s pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder.

As of January 28, 2009, the Company had accrued and unpaid liabilities of approximately $98,400, and cash outside the Trust Account of approximately $194,600, both of which the Company expects to reduce to zero in connection with the winding down of its business. The Company currently has no accrued and unpaid income or other tax obligations relating to the income from the assets in the Trust Account. Further, upon completion of the Company’s tax obligations the Company currently expects to receive a small refund (of approximately $0.02 per common share), which it intends to distribute to stockholders at a later date, although there can be no assurance that it will receive such refund.

In connection with the IPO, Mr. Venkatadri, the Company’s president and chief executive officer and one of its directors, agreed that if the Company is unable to complete a business combination and is required to liquidate, he will indemnify Trans-India for claims made by third parties that are owed money by Trans-India, but only to the extent necessary to ensure that the claims do not reduce the funds in the Trust Account. However, Mr. Venkatadri will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver of rights to the trust account, or as to any claims under the Company’s indemnity of the underwriters in its IPO against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this proxy statement, the Company does not have any material vendors or service providers that have not executed a waiver of rights to the Trust Account with the exception of one vendor in an amount of $35,000. In addition, Narayanan Vaghul, Bobba Venkatadri, Nalluru Murthy, Sarath Naru, Edmund Olivier and Craig Colmar have each agreed to be personally liable, on a several basis, in accordance with their respective beneficial ownership interest in Trans-India prior to the IPO, for ensuring that the proceeds in the Trust Account are not reduced by the claims of any vendor or service provider that is owed money by the Company for services rendered or products sold to the Company. As of the date of the special meeting, the Company does not expect there to be any vendors or service providers that are owed material amounts of money by the Company for services rendered or products sold to the Company. The Company refers to Messrs. Vaghul, Venkatadri, Murthy, Naru, Olivier and Colmar as the “indemnifying persons.”

If the indemnifying persons fail to meet their obligations under Delaware law, the Company’s public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the obligations of the indemnifying persons are not collateralized or guaranteed, the Company cannot assure you that the indemnifying persons will perform their obligations, or that the public stockholders would be able to enforce these obligations.

If the Company’s stockholders do not vote to approve the dissolution and Plan of Liquidation, the Company’s Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board believes, however, that there are no viable alternatives to the Company’s dissolution and liquidation pursuant to the Plan of Liquidation.

After careful consideration of all relevant factors, the Company’s Board of Directors has unanimously determined that the dissolution and Plan of Liquidation of the Company are advisable, and are fair to and in the best interests of the Company and its stockholders. The Board has unanimously approved such dissolution and Plan of Liquidation and recommends that you approve them.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, including statements concerning the Company’s expectations, beliefs, plans, objectives and assumptions about the value of the Company’s net assets, including its tax obligations and potential refunds, the anticipated liquidation value per share of the Company’s common stock, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “would” and similar words and phrases. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or other subjects of such statements, to differ materially from the Company’s expectations regarding such matters expressed or implied by those statements. These factors include the risks that the Company may incur additional liabilities, that the amount required for the settlement of its liabilities could be higher than expected, and that it may not meet the anticipated timing for the dissolution or the consummation of the Plan of Liquidation, as well as the other factors set forth under the caption “Risk Factors” and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distributions to the Company’s stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, it cannot guarantee future events or results. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q. What is being voted on at the special meeting?	A. You are being asked to vote upon proposals to:

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Approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement, which is sometimes referred to as the dissolution proposal; and

•

Authorize the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution proposal, which is sometimes referred to as the adjournment proposal.

Under Delaware law and the Company’s bylaws, no other business may be transacted at the special meeting.

Q. Why is the Company proposing the dissolution and Plan of Liquidation?	A. The Company was incorporated in Delaware in April 2006 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India. In February 2007, the Company consummated an IPO of its equity securities, from which it derived net proceeds of approximately $88.5 million, including proceeds from the exercise of the underwriters’ over-allotment option. The entirety of the funds raised in the IPO plus amounts raised in a private placement completed prior to the IPO, or $89.9 million, were placed in a trust account. Under the Company’s certificate of incorporation, if it does not complete a business combination on or before February 14, 2009, upon approval of its stockholders, it will dissolve and distribute to stockholders, other than its initial stockholders, the amount in its trust account, less interest previously released to the Company. The Company’s Board of Directors is now proposing the Company’s dissolution and Plan of Liquidation because the Company will not consummate a business combination within the required time frame, and the Company is now required to dissolve and liquidate as provided in its certificate of incorporation.

Q. How will the liquidation of the Company be accomplished?

A. The liquidation of the Company will be effected pursuant to the terms of the Plan of Liquidation. The Plan of Liquidation provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to the public stockholders of the principal and accumulated interest, net of any income tax or other tax obligations relating to the income from the assets in the Trust Account (including the amount representing the deferred portion of the underwriters’ fee held in the Trust Account following the consummation of the initial public offering). The Company’s pre-IPO stockholders who purchased an aggregate of 2,500,000 shares and 200,000 units prior to the Company’s IPO, which includes Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp., Trans-India Investors Limited, Rasheed Yar Khan, Narayanan Vaghul, Bobba Venkatadri, Nalluru Murthy, Craig Colmar and Edmund Olivier, who we refer to collectively as the “initial stockholders,” have waived their interest in any such distribution from the Trust Account and will not receive any of it. Stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of the Company’s common stock outstanding will be required to approve the dissolution and Plan of Liquidation. The Company’s Board of Directors has unanimously approved the Company’s dissolution, deems it advisable and recommends that you approve the dissolution and Plan of Liquidation. The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.

Q. How do the Company’s initial stockholders intend to vote their shares at the special meeting?	A. The Company’s initial stockholders, pursuant to agreements entered into in connection with the Company’s IPO, have agreed to vote for the Plan of Liquidation, together with approval of the adjournment proposal.

Q. What vote is required to adopt the proposals?	A. Approval of the Company’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of the Company’s common stock outstanding. Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the Company’s common stock that are represented in person or by proxy and are entitled to vote at the special meeting.

Q. Why should I vote for the proposals?	A. Stockholder approval of the Company’s dissolution is required by Delaware law and stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and Plan of Liquidation are not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the Trust Account to the public stockholders.

Q. Who is entitled to receive the liquidating distributions?	A. The record date for the holders of Company common stock entitled to receive liquidating distributions will be the close of business on the date of the filing of the certificate of dissolution of the Company. You must continue to hold shares through such date to be entitled to receive a pro rata portion of the Trust Account.

Q. How much will I be entitled to receive if the dissolution and Plan of Liquidation are approved?	A. As of January 28, 2009, the Company had approximately $91,675,000 held in the Trust Account. The Company currently has no accrued and unpaid income tax or other tax obligations relating to the income from the assets in the Trust Account. If a liquidation were to have occurred on such date, the Company estimates that the entire amount of approximately $91,675,000, or approximately $7.97 per share, held in the Trust Account would have been distributed to the public stockholders. However, the Company cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of the claims of additional creditors, the failure of the indemnifying persons to satisfy their indemnification obligations, or otherwise. See “Risk Factors.”

Q. What happens if the dissolution and Plan of Liquidation are not approved?	A. Under the Company’s certificate of incorporation, the Company must be dissolved as promptly as practicable after February 14, 2009 because the Company will not have consummated a qualified business combination before such date. If the dissolution and Plan of Liquidation are not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the Trust Account to the public stockholders. If sufficient votes to approve the dissolution and Plan of Liquidation are not available at the special meeting, or if a quorum is not present in person or by proxy, the Company’s Board of Directors or its Chairman may seek to adjourn or postpone the meeting to continue to seek such approval.

Q. If the dissolution and Plan of Liquidation are approved, what happens next?	A. The Company will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	adopt the Plan of Liquidation by Board action in compliance with Delaware law;

•	conclude its negotiations with creditors and pay or adequately provide for the payment of the Company’s liabilities;

•	distribute the proceeds of the Trust Account to the public stockholders, less any income or other tax obligations relating to the income from the assets in the Trust Account; and

•	otherwise effectuate the Plan of Liquidation.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?	A. Yes. After carefully reading and considering the information in this proxy statement, please complete and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. What will happen if I abstain from voting or fail to vote at the special meeting?	A. If you do not vote or do not instruct your broker how to vote, it will have the same effect as voting against the dissolution and Plan of Liquidation proposal but will have no effect on the adjournment proposal, assuming that a quorum for the special meeting is present. If you “abstain” from voting, it will have the same effect as voting against each of the dissolution and Plan of Liquidation proposal and the adjournment proposal.

Q. What do I do if I want to change my vote prior to the special meeting?	A. If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following: (i) sending another proxy card with a later date; (ii) notifying Trans-India Acquisition Corp., 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, Attention: Craig Colmar, in writing at the address of the Company’s corporate headquarters, prior to the special meeting that you have revoked your proxy; or (iii) attending the special meeting in person, revoking your proxy, and voting in person.

Q. If my shares are held in “street name” by my broker, will my broker vote them for me?	A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q. Can I still sell my shares?	A. Yes, you may sell your shares at this time. If you sell shares before the record date, or purchase shares after the record date, you will not be entitled to vote those shares at the special meeting. In addition, you will only be entitled to receive a pro rata portion of the Trust Account with respect to those shares held by you as of the record date for the distribution, which will be the date of the filing of the certification of dissolution of the Company. Delaware law restricts transfers of the Company’s common stock once a certificate of dissolution has been filed with the Delaware Secretary of State, which the Company expects will occur promptly after approval of the Company’s dissolution by stockholders at the special meeting. Thereafter and until trading on the NYSE Alternext is halted through termination of registration or delisting, the Company believe that any trades of the Company’s shares will be tracked and marked with a due bill by The Depository Trust Company.

Q. What will happen to my warrants in connection with the dissolution and liquidation of the Company?	A. The Company’s warrants will expire and become worthless upon dissolution of the Company. No distributions will be made to warrant holders pursuant to the Plan of Liquidation.

Q. Who can help answer my questions?	A. If you have questions, you may write or call Advantage Proxy, 24925 13th Place South, Des Moines, WA 98198, (206) 870-8565.

THE SPECIAL MEETING

The Company is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and Plan of Liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting at 10:00 a.m. Central Time, on March 10, 2009, at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, to vote on the proposals to approve the Company’s dissolution and Plan of Liquidation and the adjournment proposal.

Purpose of the Special Meeting

At the special meeting, holders of the Company’s common stock will be asked to approve the Company’s dissolution and Plan of Liquidation and the adjournment proposal.

Recommendation of the Company’s Board of Directors

The members of the Company’s Board of Directors (i) have unanimously determined that the proposed dissolution and Plan of Liquidation of the Company are advisable, and are fair to and in the best interests of the Company and its stockholders, (ii) have unanimously approved the dissolution and Plan of Liquidation and (iii) unanimously recommend that the Company’s stockholders vote “FOR” the dissolution and Plan of Liquidation.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the adjournment proposal to permit the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution proposal.

The special meeting has been called only to consider approval of the dissolution and Plan of Liquidation proposal and the adjournment proposal. Under Delaware law and the Company’s bylaws, no other business may be transacted at the special meeting.

Record Date; Who Is Entitled to Vote

The record date for the special meeting is February 13, 2009. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 14,200,000 shares of the Company’s common stock outstanding, of which 11,500,000 were originally issued in the Company’s IPO and 2,700,000 were issued prior to the Company’s IPO and are held by the Company’s initial stockholders. Each share of the Company’s common stock entitles its holder to one vote per proposal at the special meeting. The Company’s warrants do not have voting rights.

The initial stockholders have agreed that they will vote “FOR” the Company’s dissolution and Plan of Liquidation and “FOR” the adjournment proposal.

Quorum; Vote Required

A majority of the Company’s common stock outstanding, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the dissolution and Plan of Liquidation proposal will require the affirmative vote of holders of a majority of the Company’s common stock outstanding. Approval of the adjournment proposal will require the affirmative vote of holders of a majority of the Company’s common stock present or represented by proxy at the special meeting and entitled to vote.

ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION PROPOSAL.

Voting Your Shares

Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are two ways to vote your shares at the special meeting:

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You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, the person whose name is listed on the proxy card will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Company’s Board “FOR” the dissolution and Plan of Liquidation proposal and “FOR” the adjournment proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

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You can attend the special meeting and vote in person. The Company will give you a ballot at the special meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way the Company can be sure that the broker, bank or nominee has not already voted your shares.

Adjournment or Postponement

If the adjournment proposal is approved at the special meeting, the Company may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, the Company may adjourn or postpone the special meeting as set forth in the Company’s certificate of incorporation or bylaws or as otherwise permitted by law.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your common stock, you may call Advantage Proxy at 206-870-8565.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the adoption of the dissolution and Plan of Liquidation proposal and the adjournment proposal. Under the Company’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Revoking Your Proxy and Changing Your Vote

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date;

•	You may notify Advantage Proxy, 24925 13th Place South, Des Moines, WA 98198, (206) 870-8565, in writing before the special meeting that you have revoked your proxy; or

•	You may attend the special meeting, revoke your proxy, and vote in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, your broker may not vote your shares on any of the proposals to be considered at the special meeting. This is referred to as a “broker non-vote.” Broker non-votes are considered present for the purpose of establishing a quorum for purposes of the special meeting. If you do not vote or do not instruct your broker how to vote, it will have the same effect as voting against the dissolution and Plan of Liquidation proposal but it will have no effect on the adjournment proposal. If you abstain from voting, it will have the same effect as voting against each of the dissolution and Plan of Liquidation proposal and the adjournment proposal.

No Dissenters’ Rights.

Under Delaware law, stockholders are not entitled to dissenters’ rights in connection with the Company’s dissolution and Plan of Liquidation.

Solicitation Costs

The Company is soliciting proxies on behalf of the Company’s Board of Directors. This solicitation is being made by mail but the Company and its directors, officers, employees and consultants may also solicit proxies in person or by telephone or other electronic means. These persons will not be paid for doing this.

The Company has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. The Company will pay all fees and expenses related to the retention of any proxy solicitation firm.

The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

Stock Ownership

Information concerning the holdings of certain of the Company’s stockholders is set forth under “Beneficial Ownership of Securities.”

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the dissolution and Plan of Liquidation proposal and the adjournment proposal.

The Company may not meet the anticipated timing for the dissolution and Plan of Liquidation.

Promptly following the special meeting, if the Company’s stockholders approve the Company’s dissolution and Plan of Liquidation, the Company intends to file a certificate of dissolution with the Delaware Secretary of State and wind up its business promptly thereafter. The Company expects that it will make the liquidation distribution of the proceeds in the Trust Account to its public stockholders as soon as practicable following the filing of its certificate of dissolution with the Delaware Secretary of State after approval of the dissolution by the stockholders. The Company does not expect that there will be any additional assets remaining for distribution to stockholders after payment, provision for payment or compromise of its liabilities and obligations. There are a number of factors that could delay the anticipated timetable, including:

•	delays in the payment, or arrangement for payment or compromise, of the Company’s remaining liabilities or obligations;

•	lawsuits or other claims asserted against the Company; and

•	unanticipated legal, regulatory or administrative requirements.

The Company may not be able to settle all of our obligations to creditors.

The Company has obligations to creditors. The Plan of Liquidation takes into account all of the Company’s known obligations and its best estimate of the amount reasonably required to satisfy them. As part of the winding up process, the Company is in the process of settling these obligations with its creditors. The Company cannot assure you that it will be able to settle all of these obligations or that they can be settled for the amounts it has estimated. If the Company’s is unable to reach agreement with a creditor relating to an obligation, that creditor may seek to collect it, including through litigation. The indemnifying persons have agreed to indemnify and hold harmless the Company, on a several basis, in accordance with their respective beneficial ownership interest in Trans-India prior to the IPO, against any reduction in the Trust Account as a result of claim by any vendor or service provider who is owed money by the Company for services rendered or products sold to the Company. Further, Mr. Venkatadri, the Company’s president and chief executive officer and one of its directors, agreed that if the Company is unable to complete a business combination and is required to liquidate, he will indemnify Trans-India for claims made by third parties that are owed money by Trans-India, but only to the extent necessary to ensure that the claims do not reduce the funds in the Trust Account. However, Mr. Venkatadri will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver of rights to the trust account, or as to any claims under the Company’s indemnity of the underwriters in its IPO against certain liabilities, including liabilities under the Securities Act of 1933.

If the indemnifying persons do not satisfy these obligations, creditors may seek to recover such claims from the Company’s stockholders within three years of the Company’s dissolution.

If the Company’s reserves for payments to creditors are inadequate, each stockholder may be liable to its creditors for a pro rata portion of their claims up to the amount distributed to such stockholder by the Company.

Pursuant to Delaware law, the Company will continue to exist for three years after the dissolution becomes effective in order to complete the winding up of its affairs. If the Company fails to provide adequately for all its liabilities, each of its stockholders could be liable for payment to its creditors of the stockholder’s pro rata portion of such creditors’ claims up to the amount distributed to such stockholder in the liquidation.

The Company cannot assure you that claims will not be made against the Trust Account, the result of which could impair or delay its distribution to the public stockholders.

The Company currently has little available funds outside the Trust Account, and must make arrangements with vendors and service providers with respect to any outstanding liabilities. The Company’s creditors may seek to satisfy their claims from funds in the Trust Account if the indemnifying persons do not perform any required indemnification obligations. This could further reduce a stockholder’s distribution from the Trust Account, or delay stockholder distributions.

Recordation of transfers of the common stock on the Company’s stock transfer books will be restricted as of the date fixed by the Board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of the Company’s common stock except by will, intestate succession or operation of law.

The Company’s Board of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by its stockholders.

Even if the Company’s dissolution is approved by the stockholders, the Company’s Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation if it determines that doing so is in the best interests of the Company and its stockholders. The Board is currently unaware of any circumstances under which it would do so.

If the stockholders do not approve the dissolution and Plan of Liquidation, no assurances can be given as to how or when, if ever, amounts in the Trust Account will be distributed to stockholders.

The certificate of incorporation of the Company provides that the Trust Account proceeds will be distributed to the public stockholders upon the liquidation and dissolution of the Company and Delaware law requires that the stockholders approve such liquidation and dissolution. If the Company’s stockholders do not approve the dissolution and Plan of Liquidation, the Company will not have the requisite legal authority to distribute the Trust Account proceeds to stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

THE DISSOLUTION AND PLAN OF LIQUIDATION PROPOSAL

The Company’s Board of Directors is proposing the Company’s dissolution and Plan of Liquidation for approval by its stockholders at the special meeting. The Board has unanimously approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder approval at the special meeting. The Board has also approved the Plan of Liquidation and directed that it be submitted for stockholder approval, and, as required by Delaware law, intends to re-approve it immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a certificate of dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement.

After approval of the Company’s dissolution, the Company anticipates that its activities will be limited to actions deemed necessary or appropriate to accomplish, among other things, the following:

•	filing a certificate of dissolution with the Delaware Secretary of State and, thereafter, remaining in existence as a non-operating entity for three years;

•	adopting a Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

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establishing a contingency reserve for the satisfaction of known or potential liabilities, consisting of the indemnification obligations of the indemnifying persons provided to the Company at the time of the Company’s IPO;

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giving the trustee of the Trust Account notice to commence liquidating the investments constituting the Trust Account and turning over the proceeds to the Company’s transfer agent for distribution according to the Plan of Liquidation;

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as provided in the Plan of Liquidation, paying, or providing for the payment of, known liabilities in accordance with Delaware law, which liabilities include (i) any existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) the Company’s obligations to the public stockholders in accordance with the Company’s certificate of incorporation;

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if there are insufficient assets to satisfy the Company’s known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore;

•	winding up the Company’s remaining business activities;

•	complying with SEC filing requirements, for so long as it is required to do so; and

•	making tax and other regulatory filings.

Following dissolution, although it does not currently expect to do so, the Company’s Board of Directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although it does not presently anticipate that it will be necessary to do so since the Company does not have any material assets outside the Trust Account, the Board will be authorized to establish a liquidating trust to complete the Company’s liquidation. The Company intends to pursue any applicable federal or state tax refunds arising from business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, the proceeds will be applied as follows: any Delaware Franchise Tax refund will be used to satisfy the claims against or obligations of the Company, including claims of various vendors or other entities that are owed money by the Company for services rendered or products sold to the Company; any federal or state income tax refunds will be distributed pro rata to the common stockholders in accordance with the Company’s certificate of incorporation. Due to the timing and potential uncertainty regarding any such refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest (net of any income or other tax obligations relating to the assets in the Trust Account) of the Trust Account.

As of January 28, 2009, the Company had accrued and unpaid liabilities of approximately $98,500, and cash outside the Trust Account of approximately $194,600, both of which the Company expects to reduce to zero in connection with the winding down of its business. The Company currently has no accrued and unpaid income or other tax obligations relating to the income from the assets in the Trust Account.

THE COMPANY’S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”, THE DISSOLUTION AND PLAN OF LIQUIDATION OF THE COMPANY.

Dissolution under Delaware Law. Section 275 of the Delaware General Corporation Law provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Delaware Secretary of State. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

Principal Provisions of the Plan. Liquidation is expected to commence as soon as practicable after approval of the Company’s dissolution by stockholders at the special meeting. The Company does not anticipate that it will solicit any further votes of its stockholders with respect to the Plan of Liquidation. Subject to the payment, or the provision for payment, of the Company’s liabilities, it expects to distribute to its public stockholders the amounts to which they are entitled under the Company’s certificate of incorporation, consisting of the amount of the Trust Account at the record date for the holders of the Company’s common stock entitled to receive liquidating distributions, less any income or other tax obligations relating to the income from assets in the Trust Account. After the first liquidating distribution, if the Company determines that it has any material assets beyond the amount distributed, it will make one or more additional liquidating distributions.

Record Date For Liquidating Distributions. The record date for the holders of the Company’s common stock entitled to receive liquidating distributions will be the close of business on the date of the filing of the certificate of dissolution of the Company.

Contingency Reserve. The Company generally is required, in connection with its dissolution, to provide for payment of its liabilities. The Company intend to pay or provide for payment of all known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting of the indemnification obligations of the indemnifying persons. The Company believes that the indemnifying persons will adequately satisfy all of the Company’s liabilities. Once the Company has established a contingency reserve, it would distribute to stockholders any portion thereof that the Board deems no longer to be required, although because of the nature of the Company’s limited assets and liabilities, the Company does not expect that any such distributions will be made.

As of January 28, 2009, the Company had accrued and unpaid liabilities of approximately $98,500, and cash outside the Trust Account of approximately $194,600, both of which the Company expects to reduce to zero in connection with the winding down of its business. The Company currently has no accrued and unpaid income or other tax obligations relating to the income from the assets in the Trust Account.

As of January 28, 2009, the Company had approximately $91,675,000 held in the Trust Account. The Company currently has no accrued and unpaid income tax or other tax obligations relating to the income from the assets in the Trust Account. If a liquidation were to have occurred on such date, the Company estimates that the entire amount of approximately $91,675,000, or approximately $7.97 per share, held in the Trust Account would have been distributed to the public stockholders.

The Company will discontinue recording transfers of shares of its common stock on the date of its dissolution. Thereafter, certificates representing shares of the Company’s common stock will not be assignable or transferable on the Company’s books, except by will, intestate succession or operation of law. After that date, the Company will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

The Company’s Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation. The Company’s directors and officers will not receive any compensation, other than reimbursement for expenses, for the duties that each performs in connection with the dissolution or under the Plan of Liquidation. Following approval of the dissolution by the Company’s stockholders at the special meeting, the Company’s activities will be limited to adopting the Plan of Liquidation, winding up its affairs, taking such actions as it believes may be necessary, appropriate or desirable to preserve the value of its assets, and distributing its assets in accordance with the Plan of Liquidation.

The Company will indemnify its officers, directors and agents in accordance with its certificate of incorporation and bylaws for actions taken in connection with winding up its affairs. The Company’s obligation to indemnify such persons may be satisfied out of its remaining assets, which the Company expects will be limited to the indemnifying persons’ indemnification obligations. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover indemnification obligations under the Plan of Liquidation. The Company may obtain or maintain insurance for the benefit of its officers and directors and the trustees of any liquidating trust provided that any related costs shall be paid from funds outside of the Trust Account.

Potential Liability of Stockholders. Under the Delaware General Corporation Law, in the event the Company fails to create adequate reserves for liabilities, or should such reserves be insufficient to satisfy the aggregate amount ultimately found payable in respect of its expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amounts that such stockholder received from the Company and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due to creditors and is capped, in any event, at the amount of the distribution actually received by such stockholder. In addition, a creditor could seek an injunction to prevent the Company from making distributions under the Plan of Liquidation, which could delay and/or diminish distributions to stockholders.

Stock Certificates. Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata share of the Trust Account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration. The Company’s common stock and units are currently listed on the NYSE Alternext US (formerly the American Stock Exchange) under the trading symbols “TIL” and “TIL.U,” respectively. After dissolution, because the Company will discontinue recording transfers of its common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board intends to apply to terminate the Company’s registration and reporting requirements under the Securities Exchange Act of 1934. After dissolution, trading in the common stock on the NYSE Alternext US would terminate.

Liquidating Trusts. Although the Board does not believe it will be necessary, the Company may transfer any of its remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to its stockholders. Any liquidating trust would be evidenced by a trust agreement between the Company and the person(s) the Board chooses as trustee(s).

Sales of Assets. The Plan of Liquidation gives the Board the authority to sell all of its remaining assets, although the Company’s assets outside the Trust Account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if the Company were not in liquidation. The Company does not expect any material asset sales to occur.

Absence of Appraisal Rights. Stockholders are not entitled to appraisal rights in connection with the Company’s dissolution and Plan of Liquidation.

Regulatory Approvals. The Company does not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with its dissolution or the Plan of Liquidation.

Treatment of Warrants. There will be no distribution from the Trust Account with respect to the Company’s warrants.

Payment of Expenses. In the discretion of the Company’s Board of Directors, the Company may pay brokerage, agency, professional and other fees and expenses to any person in connection with the implementation of the Plan of Liquidation.

Votes Required and Board Recommendation. Approval of the Company’s dissolution and Plan of Liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the matter of the approval of the Company’s dissolution and Plan of Liquidation, with each holder entitled to one vote per share on the matter.

The Board of Directors believes that the Company’s dissolution and Plan of Liquidation are in the best interests of its stockholders. The Board has unanimously approved the dissolution and unanimously recommends that the Company’s stockholders vote “FOR” the dissolution and Plan of Liquidation proposal. The Company’s initial stockholders, who hold, as of the record date, an aggregate of 2,700,000 shares of the Company’s common stock outstanding, have entered into agreements in connection with the Company’s IPO pursuant to which they agreed to vote “FOR” the dissolution and Plan of Liquidation proposal.

Shares represented by proxy cards received in time for the special meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” this proposal and the “FOR” adjournment proposal.

Certain U.S. Federal Income Tax Consequences. The following is a discussion of material United States federal tax consequences of the Plan of Liquidation to the Company and to current holders of Company common stock and warrants issued in the Company’s IPO. This discussion assumes that stockholders and warrant holders are “U.S. holders” (as defined below), and hold their Company common stock and warrants as capital assets, within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder or warrant holder in light of the holder’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain stockholders, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, (d) the special tax rules that may apply to a stockholder that acquires, holds, or disposes of Company securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment, or (e) the special tax rules that may apply with respect to a stockholder that has acquired Company securities as compensation or in exchange for the provisions of services. Additionally, the discussion does not consider the tax treatment of partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold Company units, common stock or warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service (“IRS”), all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. The Company has not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. holder” means a person that is a beneficial owner of Company securities and that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A stockholder or warrant holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of the Company’s units, common stock and warrants.

STOCKHOLDERS AND WARRANT HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH THE DISSOLUTION AND PLAN OF LIQUIDATION, INCLUDING TAX REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS. NON U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THEIR PARTICULAR TAX CONSEQUENCES.

Consequences to the Company

The Company may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation

Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of common stock. As a result of the liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the value of cash or other property distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of the Company’s common stock.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives the final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any Company contingent liability not covered by the Company’s contingency reserve generally would produce a loss in the year paid. Generally, gain or loss recognized by a stockholder in connection with the Company’s liquidation will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts

Although the Company anticipates that such a transfer is unlikely, if the Company transfers assets to a liquidating trust for the benefit of the stockholders, it intends to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. The Company’s former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. As a result, stockholders will not be taxed when distributions are actually made by the liquidating trust and if in fact stockholders never receive an amount previously treated as income as a distribution from the liquidating trust, the stockholders will get a loss deduction. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

The gross amount of any distribution paid pursuant to the liquidation to a stockholder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%). Back-up withholding generally will not apply to payments made to some exempt recipients such as corporations or financial institutions or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information.

Backup withholding is not an additional tax. Amounts that are withheld under the backup withholding rules may be refunded or credited against the stockholder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Stockholders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of the Company’s warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). Because the Company failed to consummate a business combination, the Company warrants did not become exercisable and will expire worthless.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution and Plan of Liquidation proposal.

Consequences if the Adjournment Proposal is Not Approved. If an adjournment proposal is presented at the meeting and is not approved by the stockholders, the Company’s Board of Directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation. In such event, the Company will not be able to dissolve and liquidate.

Required Vote. Approval of the adjournment proposal will require the affirmative vote of holders of a majority of the Company’s common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General. The Company was incorporated in Delaware in April 2006 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India. In February 2007, the Company consummated an IPO of its equity securities, from which it derived net proceeds of approximately $88.5 million, including proceeds from the exercise of the underwriters’ over-allotment option. The Company’s units commenced public trading on February 9, 2007, and the units were separated into individual components consisting of common stock and warrants on March 12, 2007.

Offering Proceeds Held in Trust. Upon completion of its IPO, the entirety of the funds raised in the IPO plus amounts raised in a private placement completed prior to the IPO, or $89.9 million, were placed in a trust account. The IPO proceeds held in the Trust Account were to be used in connection with a business combination or returned to the Company’s public stockholders if an initial business combination was not completed within 18 months from the consummation of the initial public offering, or within 24 months if a letter of intent, agreement in principle or definitive agreement relating to a business combination was executed by the Company within such 18-month period, all as set forth in the Company’s certificate of incorporation.

Because the Company did not complete a business combination within the required time frame set forth in the Company’s certificate of incorporation, the Company is presenting the dissolution and Plan of Liquidation proposal at the special meeting as more fully set forth in this proxy statement. If such proposal is approved, the Company will be dissolved and, in accordance with the Plan of Liquidation, will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest, net of any income or other tax obligations relating to the income from the assets in the Trust Account. The Company’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the Trust Account with respect to the Company’s warrants.

As of January 28, 2009, the Company had approximately $91,675,000 held in the Trust Account. If a liquidation were to have occurred on such date, the Company estimates that the entire amount of approximately $91,675,000, or approximately $7.97 per share, held in the Trust Account would have been distributed to the public stockholders. However, the Company cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of the claims of additional creditors, the failure of the indemnifying persons the Company to satisfy any required indemnification obligations, or otherwise.

Facilities. The Company does not own any real estate or other physical properties. The Company’s principal executive offices at 300 South Wacker Drive, Suite 1000, Chicago, Illinois, pursuant to an agreement with Johnson and Colmar, an affiliate of Craig Colmar, the Company’s Treasurer and Secretary. The Company pays Johnson and Colmar a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. The Company believes, based on rents and fees for similar services in the Chicago metropolitan area, that the fee charged by Johnson and Colmar is at least as favorable to the Company as it could have obtained from an unaffiliated person. The Company considers its current office space, combined with the other office space otherwise available to its officers, adequate for its current operations.

Employees. The Company currently has three officers, one of which is also a member of its board of directors and one an independent contractor. These individuals are not obligated to devote any specific number of hours to Company matters and intend to devote only as much time as they deem necessary to the Company’s affairs. The Company has no employees.

Periodic Reporting and Audited Financial Statements. The Company has registered its securities under the Securities Exchange Act of 1934, and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. The Company has filed with the SEC an Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2007 and Quarterly Reports (as amended) on Form 10-Q for the fiscal quarters ending March 31, 2008, June 30, 2008 and September 30, 2008.

Legal Proceedings. There are no pending legal proceedings to which the Company is a party.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of January 26, 2009, (a) by each person known by the Company to own beneficially 5% or more of the common stock, (b) by each of the Company’s current officers or directors and (c) by all the Company’s executive officers and directors as a group.

As of January 26, 2009, there were a total of 14,200,000 shares of common stock issued and outstanding. The Company believes that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.

None of the initial stockholders, including all of the Company’s directors and officers, will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the Company’s IPO.

Name and Address of Beneficial Owner	Common Stock
	Number	Percent
Marillion Pharmaceuticals India Pvt. Ltd.(2)	813,331	5.7%
Sarath Naru(3)	813,331	5.7%
Fir Tree, Inc., Fir Tree Capital Opportunity Master Fund, L.P. and Sapling, LLC(4)	1,249,575	8.8%
Platinum Partners Value Arbitrage Fund LP	805,483	5.7%
HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P.(5)	758,846	5.3%
Weiss Asset Management, LLC, Weiss Capital, LLC and Andrew M. Weiss(6)	1,988,000	14.0%
Polar Securities Inc.(7)	987,714	7.0%
Halbis Capital Management (Hong Kong) Ltd. and HSBC Global Investment Funds(8)	700,000	5.5%
Business Ventures Corp.	667,882	4.7%
Tenor Capital Management Company, LP and Tenor Opportunity Master Fund, Ltd.(9)	896,200	6.3%
Bobba Venkatadri	375,000	2.6%
Nalluru Murthy	339,195	2.4%
Craig Colmar(10)	270,833	1.9%
Narayanan Vaghul	125,000	*
Edmund Olivier	75,000	*
Cliff Haigler(11)	30,000	*
All directors and executive officers as a group (7 persons)	2,028,359	14.3%

*	Less than 1% of our outstanding shares of common stock.

(1)	Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Trans-India Acquisition Corporation, 300 South Wacker Drive, Suite 1000, Chicago, IL 60606.

(2)	Sarath Naru indirectly controls Marillion Pharmaceuticals India Pvt. Ltd. and has the right to receive dividends from and the proceeds from the sale of the shares. Marillion Pharmaceuticals India Pvt. Ltd. has shared voting and dispositive power of the 813,331 shares. Marillion Pharmaceuticals India Pvt. Ltd.’s address is 20B, ASCI College Park, Road No. 3, Banjara Hills, Hyberbad 500 034, India.

(3)	Includes 813,331 shares held by Marillion Pharmaceuticals India Pvt. Ltd., an affiliate of Mr. Naru. Mr. Naru has disclaimed beneficial ownership of these shares. Mr. Naru’s address is 20B, ASCI College Park, Road No. 3, Banjara Hills, Hyberbad 500 034, India.

(4)

Based on information contained in a Schedule 13G/A filed by Fir Tree, Inc., Fir Tree Capital Opportunity Master Fund, L.P. and Sapling, LLC on February 14, 2008. Fir Tree Value Master Fund, LP, is the sole member of Sapling, LLC and Fir Tree, Inc. is the investment manager of both Sapling, LLC and Fir Tree Capital Opportunity Master Fund, L.P. Sapling, LLC may direct the vote and disposition of 1,032,625 shares of common stock. Fir Tree Capital Opportunity Master Fund, L.P. may direct the vote and disposition of 216,950 shares of common stock. Fir Tree, Inc. has been granted investment discretion over the shares of common stock held by Sapling, LLC and Fir Tree Capital Opportunity Master Fund, L.P. Fir Tree Value, as the sole member of Sapling, has the right to receive dividends from and the proceeds from the sale of the shares. The address of both Fir Tree, Inc. and Sapling, LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017. The address of Fir Tree Capital Opportunity Master Fund, L.P. is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands. Jeffrey Tannenbaum is the President and authorized signatory of Fir Tree, Inc.

(5)	Based on information contained in a Schedule 13G filed by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P. on September 26, 2008. The entities have shared voting and dispositive power of the 758,846 shares they own. The address for each of the entities is 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75201. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz, and William E. Rose are each managing members (collectively, the “Members”) of HBK Management LLC. The Members expressly declared that the filing of the statement on Schedule 13G shall not be construed as an admission that they are, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, beneficial owners of the 758,846 shares.

(6)

Based on information contained in a Schedule 13G/A filed by Weiss Asset Management, Weiss Capital, LLC and Andrew Weiss on July 25, 2008. Includes shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Mr. Weiss, who is the Managing Member of Weiss Asset Management, and also includes shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, the Investment Manager of such private investment corporation. Dr. Weiss has disclaimed beneficial ownership of these shares reported except to the extent of his pecuniary interest therein. Weiss Asset Management, Weiss Capital, LLC and Andrew Weiss have shared voting and dispositive power over the shares. The business address for Weiss Asset Management, Weiss Capital, LLC and Andrew Weiss is 29 Commonwealth Ave., 10th Floor, Boston, Massachusetts 02116.

(7)	Includes 622,614 owned by North Pole Capital Master Fund and certain discretionary accounts managed by Polar Securities Inc. Polar Securities Inc. serves as the investment manager to North Pole Capital Master Fund. North Pole Capital Master Fund and Polar Securities Inc. disclaim ownership of all reported shares. Polar Securities Inc. has shared voting and dispositive power over its 987,714 shares. Paul Sabourin is the Chief Investment Officer and authorized signatory of both North Pole Capital Master Fund and Polar Securities Inc.

(8)	Halbis Capital Management (Hong Kong) Ltd. is deemed to beneficially own the shares in its capacity as investment adviser to HSBC Global Investment Funds. HSBC Global Investment Funds and Halbais Capital Management (Hong Kong) Ltd. have shared voting and dispositive power of the 700,000 shares. Halbais Capital Management (Hong Kong) Ltd.’s address is HSBC Main Building, 1 Queen’s Road Central, Hong Kong, HSBC Global Investment Funds’ address is 40, avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, Societe d’Investment a Capital Variable. Didier Deleage and Sylvie Vigneaux are directors of and authorized signatories for HSBC Global Investment Funds. Cecilia Chan is a director of and authorized signatory for Halbis Capital Management (Hong Kong) Ltd.

(9)	Based on information contained in a Schedule 13G filed by Tenor Capital Management Company, LP and Tenor Opportunity Master Fund, Ltd. on December 23, 2008. Tenor Capital Management Company, LP and Tenor Opportunity Master Fund, Ltd. have shared voting and dispositive power of the 896,200 shares. The business address for Tenor Capital Management Company, LP is 1180 Avenue of the Americas, 19th Floor, New York, NY 10036. The business address for Tenor Opportunity Master Fund, Ltd. is 802 West Bay Road, Suite #14, Grand Cayman, Cayman Islands. Matthew Starr is a partner of Tenor Capital Management Company, LP and an authorized signatory of Tenor Capital Management Company, LP and Tenor Opportunity Master Fund, Ltd.

(10)	Includes 83,333 shares held for the benefit of Craig Colmar by Business Ventures Corp., an entity solely owned by Steven Colmar, who is Craig Colmar’s brother.

(11)	Includes 30,000 shares held for the benefit of Cliff Haigler by Business Ventures Corp., an entity of which Mr. Haigler is Chief Financial Officer.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, the Company does not expect to have an annual meeting of stockholders after the special meeting. Therefore, the Company is not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or writing Advantage Proxy, 24925 13th Place South, Des Moines, WA 98198, (206) 870-8565.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934. You may read and copy reports, proxy statements and other information filed by the Company with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. The Company files its reports, proxy statements and other information electronically with the SEC. You may access information on the Company at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

If you would like additional copies of this proxy statement, or if you have questions about the Plan of Liquidation, you should contact:

Trans-India Acquisition Corporation

300 South Wacker Drive

Suite 1000

Chicago, IL 60606

Telephone: (512) 519-9000

Attention: Cliff Haigler

ANNEX A

PLAN OF LIQUIDATION

OF

TRANS-INDIA ACQUISITION CORPORATION

(A DISSOLVED DELAWARE CORPORATION)

This Plan of Liquidation (or “Plan”) of Trans-India Acquisition Corporation (the “Company”) is dated this    day of            , 2009.

WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors and stockholders, and the Company was dissolved on             , 2009 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Company has paid or otherwise satisfied or made reasonable provision to pay or otherwise satisfy all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1.    Fees and expenses in connection with legal, accounting, financial advisory and other services rendered prior to the date hereof, all as shown on the Company’s unaudited interim financial statements at and for the period ending September 30, 2008, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or products sold to the Company (such as fees and expenses in connection with legal, accounting, financial and other professional services rendered or to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs) (collectively, the “Vendor Obligations”);

2.    Liabilities for federal and state income taxes (“Tax Liabilities”); and

3.    The Company’s obligations to holders of its common stock issued in its initial public offering (the “Public Stockholders”) to distribute the proceeds of the trust account (“IPO Trust”) established in connection with the Company’s initial public offering (“IPO”) in connection with the dissolution and liquidation of the Company as provided in the Company’s certificate of incorporation and its IPO prospectus;

WHEREAS, there are no pending actions, suits or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, certain of the Company’s directors and officers, Narayanan Vaghul, Bobba Venkatadri, Nalluru Murthy, Sarath Naru, Edmund Olivier and Craig Colmar (the “Indemnifying Persons”) have reaffirmed, and by their adoption of this Plan such individuals do hereby reaffirm their obligations to the Company, under and pursuant to that certain Insider Letter Agreement with the Company’s IPO underwriters (the “Insider Letter”) entered into in connection with the IPO, to indemnify the Company, subject to the provisions of the Insider Letter, for its debts to any vendor for services rendered or products sold to the Company to the extent necessary to ensure that the amounts in the IPO Trust will not be reduced; provided that Mr. Venkatadri has further agreed that if the Company is required to liquidate, he will indemnify the Company for claims made by third parties that are owed money by Trans-India, but only to the extent necessary to ensure that the claims do not reduce the funds in the IPO Trust; provided further that Mr. Venkatadri will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver of rights to the trust account, or as to any claims under the Company’s indemnity of the underwriters in its IPO against certain liabilities, including liabilities under the Securities Act of 1933;

NOW THEREFORE, the Company adopts the following Plan, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1.    PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors and the Company’s stockholders and the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay in full the Tax Liabilities (which payments may be made from the IPO Trust) and (b) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor as to each of the Vendor Obligations.

2.    CONTINGENCY RESERVE. There being no facts now known to the Company suggesting that any unknown claims or obligations of the Company or claims that have not arisen against the Company exist or might arise, the Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for any and all such claims and obligations.

3.    AUTHORITY OF OFFICERS AND DIRECTORS. The Board of Directors and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board of Directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s common stock shall constitute the approval of the Company’s stockholders of the Board of Director’s authorization of the payment of any such compensation. The adoption of the Plan by the holders of the Company’s common stock shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board of Directors or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company’s common stock in complete cancellation or redemption of its stock, subject to Section 9 below.

4.    CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board of Directors, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5.    RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company’s certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6.    PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board of Directors may authorize the payment of a retainer fee to a law firm or law firms selected by the Board of Directors for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board of Directors provided by the Company pursuant to its certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board of Directors for services rendered to the Company. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board of Directors, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

7.    INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board of Directors, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8.    LIQUIDATING TRUST. The Board of Directors may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board of Directors with one or more trustees selected by the Board of Directors. In the alternative, the Board of Directors may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9.    LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of the Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company. All distributions made from assets in the IPO Trust shall be made exclusively to the Public Stockholders pro rata in accordance with the respective number of IPO Shares then held of record by the Public Stockholders, and any other distributions (if any) shall be made pro rata in accordance with the respective number of shares then held of record by all of the Company’s stockholders; provided that, in the case of all distributions of assets held in the IPO Trust or otherwise, in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

10.    AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board of Directors determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated thereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the

DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11.    CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12.    LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13.    FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

TRANS-INDIA ACQUISITION CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

MARCH 10, 2009

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated February 18, 2009, in connection with the special meeting to be held at 10:00 am Eastern standard time on March 10, 2009, at Trans-India’s offices located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, and hereby appoints Craig Colmar and Cliff Haigler and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Trans-India Acquisition Corp. registered in the name provided herein, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

	Proposal 1	☐ For	☐ Against	☐ Abstain

1.	To approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in, the form submitted to stockholders at or prior to the special meeting.

	Proposal 2	☐ For	☐ Against	☐ Abstain

2.	To authorize the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

The board of directors recommends a vote FOR each of the Proposals above and if no specification is made, the shares will be voted for such nominees and proposal.

Dated 2009

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1 AND 2. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.